SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 1, 2002

                                United Pan-Europe
                               Communications N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            (Commission File Number)

                                   98-0191997
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
              (Address and zip code of principal executive offices)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On February 1, 2002, United Pan-Europe Communications N.V. (the "Company") issued a press release announcing (i) that it had signed a Memorandum of Understanding, dated as of February 1, 2002 (the "Memorandum of Understanding"), by and among the Company, UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware ("UGC"), and UGC Holdings, Inc., a corporation organized under the State of Delaware and a subsidiary of UGC ("UGC Holdings") and (ii) an update on previous market guidance. The Memorandum of Understanding relates to the agreement in principle among the Company and its indirect parent companies, UGC and UGC Holdings, to effectuate a series of transactions, which, if consummated, would result in a restructuring of the outstanding debt obligations of the Company and its subsidiaries and a significant reduction in the outstanding debt obligations of the Company and its subsidiaries. In connection with the proposed recapitalization, UPC also announced that it did not intend to make the interest payment of EUR 113 million due today on certain of its outstanding Notes. The full text of the press release is attached as Exhibit 99.1 hereto. The Memorandum of Understanding is attached as Exhibit 99.2 hereto.

         In a separate transaction, the Company has amended certain swap agreements with one of its banks. The swap agreements were entered into in connection with the issuance of certain of the Company's notes, as more fully described in Item 7A of the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The swap agreements were subject to early termination upon the occurrence of certain events. The amendment provides that the bank's obligations to the Company under the swap agreements have been substantially fixed and the agreements will be unwound on or prior to July 30, 2002. In settlement of the bank's obligations to the Company, the bank will deliver to the Company approximately EUR 400 million, subject to adjustment in the case of certain circumstances, in aggregate principle amount of the Senior Notes of the Company described above held by that bank.

         If the Company determines to make the interest payment due today on its Notes prior to the expiration of the grace period on March 3rd, 2002, the Company has sufficient dollar deposits to make that portion of the interest payment denominated in dollars.

Item 7.  Exhibits

         Exhibit Number       Description

         99.1                 Press Release dated February 1, 2002.

         99.2 Memorandum of Understanding, dated as of February 1, 2002, by and among United Pan-Europe Communications N.V., UnitedGlobalCom, Inc. and UGC Holdings, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                     By:/s/ Anton A.M. Tuijten
                                        ---------------------------------
                                        Name:  Anton A.M. Tuijten
                                        Title: Senior Vice President
                                               and General Counsel



Dated: February 1, 2002